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EXHIBIT  24.2

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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement of Pancho's Mexican Buffet, Inc. on Form S-8 for the 1992 Stock Option Plan of Pancho's Mexican Buffet, Inc. of our report dated November 14, 1997 (December 19, 1997 as to the first and second paragraphs of Note 3), appearing in the Annual Report on Form 10-K of Pancho's Mexican Buffet, Inc. for the year ended September 30, 1997.



/s/ Deloitte & Toucbe LLP
DELOITTE & TOUCHE LLP


Fort Worth, Texas
March 18, 1998